SLM Student Loan Trust 2003-1 Quarterly Servicing Report
Report Date: 08/31/2005 Reporting Period: 6/1/05-8/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		05/31/2005	Activity	08/31/2005

A	i	Portfolio Balance	$1,733,248,974.19	$(52,139,200.70)	$1,681,109,773.49
	ii	Interest to be Capitalized	10,462,344.41		9,668,463.86

	iii	Total Pool	$1,743,711,318.60		$1,690,778,237.35

	iv	Specified Reserve Account Balance	4,359,278.30		4,226,945.59

	v	Total Adjusted Pool	$1,748,070,596.90		$1,695,005,182.94

B	i	Weighted Average Coupon (WAC)	7.369%		7.365%
	ii	Weighted Average Remaining Term	257.08		255.73
	iii	Number of Loans	85,509		82,997
	iv	Number of Borrowers	51,768		50,196
	v	Aggregate Outstanding Principal Balance — T-Bill	$311,215,329.86		$297,746,133.53
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$1,432,495,988.74		$1,393,032,103.82

						% of		% of
	Notes and Certificates			Spread	Balance 06/15/05	O/S Securities *	Balance 09/15/05	O/S Securities*

C	i	A-1 Notes	78442GFE1	0.020%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GFF8	0.040%	115,140,596.90	6.587%	62,075,182.94	3.662%
	iii	A-3 Notes	78442GFG6	0.110%	211,000,000.00	12.070%	211,000,000.00	12.448%
	iv	A-4 Notes	78442GFH4	0.190%	197,000,000.00	11.270%	197,000,000.00	11.622%
	v	A-5A Notes	78442GFK7	0.110%	332,650,000.00	19.030%	332,650,000.00	19.625%
	vi	A-5B Notes	78442GFL5	0.160%	430,000,000.00	24.599%	430,000,000.00	25.369%
	vii	A-5C Notes	78442GFM3	0.250%	400,000,000.00	22.882%	400,000,000.00	23.599%
	viii	B Notes	78442GFJ0	0.600%	62,280,000.00	3.563%	62,280,000.00	3.674%

	ix	Total Notes			$1,748,070,596.90	100.000%	$1,695,005,182.94	100.000%

	Reserve Account		06/15/2005	09/15/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%

	ii	Reserve Acct Initial Deposit ($)	$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)	$4,359,278.30	$4,226,945.59
	iv	Reserve Account Floor Balance ($)	$3,083,057.00	$3,083,057.00
	v	Current Reserve Acct Balance ($)	$4,359,278.30	$4,226,945.59

	Other Accounts		06/15/2005	09/15/2005

E	i	Remarketing Fee Account	$3,071,325.00	$2,905,000.00
	ii	Capitalized Interest Account	$0.00	$0.00
	iii	Principal Accumulation Account (A-5A)	$0.00	$0.00
	iv	Supplemental Interest Account (A-5A)	$0.00	$0.00

	General Trust Information

F	i	Indenture Trustee	Bank of New York	iii	Servicer	Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.	iv	Swap Counterparty	Morgan Stanley

		Initial Pool Balance	$2,055,371,512.04

*	Due to rounding, percentages may not equal 100%.

II. 2003-1 Transactions from: 05/31/2005 through: 08/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$56,926,399.15
	ii	Principal Collections from Guarantor	7,228,012.96
	iii	Principal Reimbursements	(908.63)
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$64,153,503.48

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,062.19
	ii	Capitalized Interest	(12,015,364.97)

	iii	Total Non-Cash Principal Activity	$(12,014,302.78)

C	Total Student Loan Principal Activity		$52,139,200.70

D	Student Loan Interest Activity
	i	Regular Interest Collections	$17,875,782.91
	ii	Interest Claims Received from Guarantors	431,512.26
	iii	Collection Fees/Returned Items	2,687.31
	iv	Late Fee Reimbursements	237,926.39
	v	Interest Reimbursements	3,173.52
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	41,102.62
	viii	Subsidy Payments	1,631,070.56

	ix	Total Interest Collections	$20,223,255.57

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$15.89
	ii	Capitalized Interest	12,015,364.97

	iii	Total Non-Cash Interest Adjustments	$12,015,380.86

F	Total Student Loan Interest Activity		$32,238,636.43

G	Non-Reimbursable Losses During Collection Period		$312.66

H	Cumulative Non-Reimbursable Losses to Date		$370,778.39

III. 2003-1 Collection Account Activity 05/31/2005 through 08/31/2005

A	Principal Collections
	i	Principal Payments Received	$29,842,152.01
	ii	Consolidation Principal Payments	34,312,260.10
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	(908.63)
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collections	$64,153,503.48

B	Interest Collections
	i	Interest Payments Received	$19,452,062.87
	ii	Consolidation Interest Payments	527,405.48
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	3,173.52
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Return Items	2,687.31
	viii	Late Fees	237,926.39

	xi	Total Interest Collections	$20,223,255.57

C	Other Reimbursements		$192,348.56

D	Reserves In Excess of the Requirement		$132,332.71

E	Reset Period Target Amount Excess		$166,325.00

F	Interest Rate Cap Proceeds		$0.00

G	Swap Receipt, Morgan Stanley		$—

H	Administrator Account Investment Income		$0.00

I	Trust Account Investment Income		$457,130.63

J	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$85,324,895.95

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,438,839.42)
		Consolidation Loan Rebate Fees	$(4,420,740.38)

K	NET AVAILABLE FUNDS		$79,465,316.15

L	Servicing Fees Due for Current Period		$707,680.07

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$732,680.07

IV. 2003-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	7.327%	7.322%	57,480	55,795	67.221%	67.225%	$1,071,299,173.48	$1,037,404,700.18	61.809%	61.710%
31-60 Days Delinquent	7.463%	7.571%	2,546	2,477	2.977%	2.984%	56,271,490.50	54,452,883.31	3.247%	3.239%
61-90 Days Delinquent	7.540%	7.653%	1,145	1,387	1.339%	1.671%	23,810,790.97	30,494,654.52	1.374%	1.814%
91-120 Days Delinquent	7.631%	7.665%	588	843	0.688%	1.016%	11,815,893.62	18,445,421.03	0.682%	1.097%
> 120 Days Delinquent	7.755%	7.690%	1,253	1,463	1.465%	1.763%	26,430,160.45	30,858,596.49	1.525%	1.836%

Deferment
Current	7.398%	7.379%	8,207	7,862	9.598%	9.473%	172,313,517.17	165,612,272.49	9.942%	9.851%

Forbearance
Current	7.411%	7.383%	14,113	13,013	16.505%	15.679%	366,903,029.50	340,843,732.83	21.169%	20.275%

TOTAL REPAYMENT	7.368%	7.365%	85,332	82,840	99.793%	99.811%	$1,728,844,055.69	$1,678,112,260.85	99.746%	99.822%
Claims in Process (1)	7.737%	7.617%	177	156	0.207%	0.188%	$4,404,918.50	$2,982,697.72	0.254%	0.177%
Aged Claims Rejected (2)	0.000%	9.000%	0	1	0.000%	0.001%	$0.00	$14,814.92	0.000%	0.001%
GRAND TOTAL	7.369%	7.365%	85,509	82,997	100.000%	100.000%	$1,733,248,974.19	$1,681,109,773.49	100.000%	100.000%

V. 2003-1 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$29,966,550.86

B	Interest Subsidy Payments Accrued During Collection Period				1,498,267.99

C	SAP Payments Accrued During Collection Period				152,789.20

D	Investment Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT)				457,130.63

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Consolidation Loan Rebate Fees				(4,420,740.38)

G	Net Expected Interest Collections				$27,653,998.30

H	Interest Rate Cap Payments Due to the Trust				Cap

	i	Cap Notional Amount			CAP TERMINATED
	ii	Libor (3M)			3.41000%
	iii	Cap %			5.00000%

	iv	Excess Over Cap (ii-iii)			0.00000%

	v	Cap Payments Due to the Trust			$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				Morgan Stanley

				A-5B Swap Calc	A-5C Swap Calc

		i	Notional Swap Amount	—	—

		SLM Student Loan Trust Pays:
		iia	3 Month Libor	0.00000%	0.00000%
		iib	Spread	0.000%	0.000%

		iic	Pay Rate	0.00000%	0.00000%
		iii	Gross Swap Payment Due Counterparty	$0.00	$0.00
		iv	Days in Period 06/15/2005 09/15/2005	92	92

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	0.00000%	0.00000%
		vi	Gross Swap Receipt Due Trust	$0.00	$0.00
		vii	Days in Period 06/15/2005 09/15/2005	90	90

VI. 2003-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	06/15/05 - 09/15/05	0.00000%	LIBOR

B	Class A-2 Interest Rate	0.008816667	06/15/05 - 09/15/05	3.45000%	LIBOR

C	Class A-3 Interest Rate	0.008995556	06/15/05 - 09/15/05	3.52000%	LIBOR

D	Class A-4 Interest Rate	0.009200000	06/15/05 - 09/15/05	3.60000%	LIBOR

E	Class A-5A Interest Rate	0.008995556	06/15/05 - 09/15/05	3.52000%	LIBOR

F	Class A-5B Interest Rate	0.009123333	06/15/05 - 09/15/05	3.57000%	LIBOR

G	Class A-5C Interest Rate	0.009353333	06/15/05 - 09/15/05	3.66000%	LIBOR

H	Class B Interest Rate	0.010247778	06/15/05 - 09/15/05	4.01000%	LIBOR

VII. 2003-1 Inputs From Prior Quarter 05/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,733,248,974.19
	ii	Interest To Be Capitalized	10,462,344.41

	iii	Total Pool	$1,743,711,318.60
	iv	Specified Reserve Account Balance	4,359,278.30

	v	Total Adjusted Pool	$1,748,070,596.90

B	Total Note and Certificate Factor		0.842066253
C	Total Note Balance		$1,748,070,596.90

D	Note Balance 06/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class B

	i	Current Factor	0.000000000	0.498444142	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$115,140,596.90	$211,000,000.00	$197,000,000.00	$332,650,000.00	$430,000,000.00	$400,000,000.00	$62,280,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,359,278.30
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-1 Trigger Events

A		Has Stepdown Date Occurred?	N
		The Stepdown Date is the earlier of (1) 12/15/2007 or (2) the first date on which no class A notes remain outstanding.

B		Note Balance Trigger	N

C		Cumulative Default Triggers

		Cumulative Prin Balance of Loans upon which guarantor claims have been filed	$64,872,808.80
		Initial Pool Balance	$2,055,371,512.04
		Cumulative Default Percentage	3.156%
	i	Dec 2007 - Sept 2008 (cumulative default > 35%)	N
	ii	Dec 2008 - Sept 2009 (cumulative default > 40%)	N
	iii	Dec 2009 - Sept 2010 (cumulative default > 45%)	N
	iv	Dec 2010 and thereafter (cumulative default > 50%)	N

		Class A Percentage	100.00%
		Class B Percentage	0.00%

IX. 2003-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$79,465,316.15	$79,465,316.15

B	Primary Servicing Fees-Current Month		$707,680.07	$78,757,636.08

C	Administration Fee		$25,000.00	$78,732,636.08

D	Aggregate Quarterly Funding Amount		$0.00	$78,732,636.08

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$78,732,636.08
	ii	Class A-2	$1,015,156.26	$77,717,479.82
	iii	Class A-3	$1,898,062.22	$75,819,417.60
	iv	Class A-4	$1,812,400.00	$74,007,017.60
	v	Class A-5A	$2,992,371.56	$71,014,646.04
	vi	Class A-5B	$3,923,033.33	$67,091,612.71
	vii	Class A-5C	$3,741,333.33	$63,350,279.38
	viii	Gross Swap Payment, Morgan Stanley	$0.00	$63,350,279.38

		Total	$15,382,356.70

F	Class B Noteholders’ Interest Distribution Amount		$638,231.60	$62,712,047.78

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$0.00	$62,712,047.78
	ii	Class A-2	$53,065,413.96	$9,646,633.82
	iii	Class A-3	$0.00	$9,646,633.82
	iv	Class A-4	$0.00	$9,646,633.82
	v	Class A-5A	$0.00	$9,646,633.82
	vi	Class A-5B	$0.00	$9,646,633.82
	vii	Class A-5C	$0.00	$9,646,633.82

		Total	$53,065,413.96

H	Increase to Supplemental Interest Account		$0.00	$9,646,633.82

I	Class B Noteholder’s Principal Distribution Amount		$0.00	$9,646,633.82

J	Increase to the Specified Reserve Account		$0.00	$9,646,633.82

K	Carryover Servicing Fees		$0.00	$9,646,633.82

L	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$9,646,633.82

M	Excess to Excess Distribution Certificate Holder		$9,646,633.82	$0.00

*Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2003-1 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$4,359,278.30
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$4,359,278.30
	iv	Required Reserve Account Balance	$4,226,945.59
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$132,332.71

	vii	End of Period Account Balance	$4,226,945.59

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$0.00
	ii	Capitalized Interest Release to the Collection Account	0.00

	iii	End of Period Account Balance	$0.00

C	Remarketing Fee Account		A-5A	A-5B	A-5C	Total

	i	Next Reset Date	n/a	09/17/2007	09/15/2009
	ii	Reset Period Target Amount	$0.00	$1,505,000.00	$1,400,000.00	$2,905,000.00
	iii	Beginning of Period Account Balance (net of investment earnings)	$166,325.00	$1,505,000.00	$1,400,000.00	$3,071,325.00
	iv	Quarterly Funding Amount	$0.00	$0.00	$0.00	$0.00
	v	Reset Period Target Amount Excess	$166,325.00	$0.00	$0.00	$166,325.00

	vi	End of Period Account Balance (net of investment earnings)	$0.00	$1,505,000.00	$1,400,000.00	$2,905,000.00

D	Accumulation Accounts		A-5A

	i	Accumulation Account Beginning Balance	$0.00
	ii	Principal deposits for payment on the next Reset Date	0.00
	iii	Principal Payments to the Noteholders on Reset Date	0.00

	iv	Ending Accumulation Account Balance	$0.00

E	Supplemental Interest Account		A-5A

		Determined	n/a
	i	Three Month Libor	n/a
	ii	Investment Rate	n/a
	iii	Difference	n/a
	iv	Number of Days Through Next Reset Date	n/a
	v	Supplemental Interest Account Beginning Balance	$0.00
	vi	Funds Released into Collection Account	$0.00
	vii	Supplemental Interest Account Deposit Amount	$0.00

XI. 2003-1 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class B
	i	Quarterly Interest Due	$0.00	$1,015,156.26	$1,898,062.22	$1,812,400.00	$2,992,371.56	$3,923,033.33	$3,741,333.33	$638,231.60
	ii	Quarterly Interest Paid	0.00	1,015,156.26	1,898,062.22	1,812,400.00	2,992,371.56	3,923,033.33	3,741,333.33	638,231.60

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$53,065,413.96	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	53,065,413.96	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$54,080,570.22	$1,898,062.22	$1,812,400.00	$2,992,371.56	$3,923,033.33	$3,741,333.33	$638,231.60

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 06/15/2005	$1,748,070,596.90
	ii	Adjusted Pool Balance 08/31/2005	1,695,005,182.94

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$53,065,413.96

	iv	Adjusted Pool Balance 05/31/2005	$1,748,070,596.90
	v	Adjusted Pool Balance 08/31/2005	1,695,005,182.94

	vi	Current Principal Due (iv-v)	$53,065,413.96
	vii	Principal Shortfall from Prior Collection Period	0.00

	viii	Principal Distribution Amount (vi + vii)	$53,065,413.96

	ix	Principal Distribution Amount Paid	$53,065,413.96

	x	Principal Shortfall (viii - ix)	$0.00

C		Total Principal Distribution	$53,065,413.96
D		Total Interest Distribution	16,020,588.30

E		Total Cash Distributions	$69,086,002.26

F	Note Balances			06/15/2005	Paydown Factor	09/15/2005
	i	A-1 Note Balance	78442GFE1	$0.00		$0.00
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GFF8	$115,140,596.90		$62,075,182.94
		A-2 Note Pool Factor		0.498444142	0.229720407	0.268723736

	iii	A-3 Note Balance	78442GFG6	$211,000,000.00		$211,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GFH4	$197,000,000.00		$197,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5A Note Balance	78442GFK7	$332,650,000.00		$332,650,000.00
		A-5A Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-5B Note Balance	78442GFL5	$430,000,000.00		$430,000,000.00
		A-5B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-5C Note Balance	78442GFM3	$400,000,000.00		$400,000,000.00
		A-5C Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	B Note Balance	78442GFJ0	$62,280,000.00		$62,280,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2003-1 Historical Pool Information

						2004
			6/1/05-8/31/05	3/1/05-5/31/05	12/01/04-02/28/05	12/01/03-11/30/04

Beginning Student Loan Portfolio Balance			$1,733,248,974.19	$1,773,287,319.46	$1,803,254,707.95	$1,923,032,334.43

	Student Loan Principal Activity
	i	Regular Principal Collections	$56,926,399.15	$46,551,909.59	$36,856,836.05	$148,861,048.90
	ii	Principal Collections from Guarantor	7,228,012.96	5,935,328.05	5,825,792.25	$21,080,260.33
	iii	Principal Reimbursements	(908.63)	16,843.89	(13.68)	$1,378,908.67
	iv	Other System Adjustments	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$64,153,503.48	$52,504,081.53	$42,682,614.62	$171,320,217.90
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,062.19	$(602.12)	$27,950.59	$225,317.10
	ii	Capitalized Interest	(12,015,364.97)	(12,465,134.14)	(12,743,176.72)	(51,767,908.52)

	iii	Total Non-Cash Principal Activity	$(12,014,302.78)	$(12,465,736.26)	$(12,715,226.13)	$(51,542,591.42)

(-)	Total Student Loan Principal Activity		$52,139,200.70	$40,038,345.27	$29,967,388.49	$119,777,626.48

	Student Loan Interest Activity
	i	Regular Interest Collections	$17,875,782.91	$17,942,475.94	$18,188,898.08	$77,346,602.29
	ii	Interest Claims Received from Guarantors	431,512.26	385,799.65	431,908.32	$1,231,288.88
	iii	Collection Fees/Returned Items	2,687.31	3,711.63	2,634.47	$7,871.38
	iv	Late Fee Reimbursements	237,926.39	254,243.35	245,309.31	$974,005.77
	v	Interest Reimbursements	3,173.52	8,541.22	1,066.39	$30,567.11
	vi	Other System Adjustments	0.00	0.00	0.00	$—
	vii	Special Allowance Payments	41,102.62	2,871.05	1,153.79	$1,451.16
	viii	Subsidy Payments	1,631,070.56	1,676,901.57	1,706,219.78	7,258,312.23

	ix	Total Interest Collections	$20,223,255.57	$20,274,544.41	$20,577,190.14	$86,850,098.82

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$15.89	$1,531.03	$(27.08)	$10,178.45
	ii	Capitalized Interest	12,015,364.97	12,465,134.14	12,743,176.72

	iii	Total Non-Cash Interest Adjustments	$12,015,380.86	$12,466,665.17	$12,743,149.64	$10,178.45

	Total Student Loan Interest Activity		$32,238,636.43	$32,741,209.58	$33,320,339.78	$86,860,277.27

(=)	Ending Student Loan Portfolio Balance		$1,681,109,773.49	$1,733,248,974.19	$1,773,287,319.46	$1,803,254,707.95
(+)	Interest to be Capitalized		$9,668,463.86	$10,462,344.41	$10,374,847.20	$10,708,337.32

(=)	TOTAL POOL		$1,690,778,237.35	$1,743,711,318.60	$1,783,662,166.66	$1,813,963,045.27

(+)	Reserve Account Balance		$4,226,945.59	$4,359,278.30	$4,459,155.42	$4,534,907.61

(=)	Total Adjusted Pool		$1,695,005,182.94	$1,748,070,596.90	$1,788,121,322.08	$1,818,497,952.88

XIII. 2003-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Mar-03	$2,022,918,031	5.17%

Jun-03	$1,994,712,379	5.18%

Sep-03	$1,960,041,723	5.37%

Dec-03	$1,933,983,697	5.02%

Mar-04	$1,907,032,647	4.82%

Jun-04	$1,878,690,146	4.74%

Sep-04	$1,841,892,136	4.91%

Dec-04	$1,813,963,045	4.81%

Mar-05	$1,783,662,167	4.78%

Jun-05	$1,743,711,319	4.97%

Sep-05	$1,690,778,237	5.38%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.